Exhibit 99.1

Enviva Partners, LP Reports Financial Results for 2017 and Announces Japanese Off-Take Contracts

BETHESDA, MD, February 22, 2018 — Enviva Partners, LP (NYSE: EVA) (the “Partnership” or “we”) today reported financial and operating results for the fourth quarter and full year of 2017.

Highlights:

•                  Generated net income of $7.9 million and adjusted EBITDA of $31.9 million for the fourth quarter of 2017

•                  Generated net revenue of $543.2 million and net income of $14.4 million for the full year of 2017, after giving effect to the recast for the Wilmington Drop-Down

•                  Generated net income of $20.6 million and adjusted EBITDA of $105.4 million for the full year of 2017, excluding the impact of the recast for the Wilmington Drop-Down

•                  Provided full-year 2018 guidance for net income in a range of $28.5 million to $32.5 million and adjusted EBITDA in a range of $118.0 million to $122.0 million, excluding the impact of any drop-downs or third-party acquisitions, and expect to distribute at least $2.53 per common and subordinated unit for full-year 2018

“Consistent with our previously provided guidance, the fourth quarter adjusted EBITDA was the strongest in our history,” said John Keppler, Chairman and Chief Executive Officer of Enviva.  “In addition to this solid financial performance, we continued to diversify our customer base significantly, and now are contracted to more than a dozen major utilities and trading houses in our rapidly growing core markets of Europe and Asia.”

Presentation of Recast Financial Results

On October 2, 2017 (the “Acquisition Date”), the Partnership completed the acquisition of Enviva Port of Wilmington, LLC (“Wilmington”) from its sponsor’s joint venture (the “First Hancock JV”) with affiliates of John Hancock Life Insurance Company (U.S.A.) (“John Hancock”).  This transaction, which we refer to as the Wilmington Drop-Down, included a deep-water marine terminal in Wilmington, North Carolina (the “Wilmington terminal”).

Because the Wilmington Drop-Down was a transfer between entities under common control, generally accepted accounting principles in the United States (“GAAP”) require that we recast our financial results to include the results of the Wilmington Drop-Down since the date Wilmington was originally organized.  In addition, certain intercompany transactions between us and Wilmington during such periods have been eliminated and Wilmington’s results are presented as if the assets included in the Wilmington Drop-Down had been the Partnership’s assets since Wilmington was initially organized.  As a result, Wilmington’s results are now included in our results presented in accordance with GAAP.  The effect of this recast is to present our financial statements as if the Partnership had developed Wilmington when in fact it is our sponsor’s strategy to develop new projects outside of the Partnership.  Unless otherwise indicated, the financial results presented in this release are recast on this basis.

Annual Financial Results

For full-year 2017, we generated net revenue of $543.2 million, an increase of 17.0 percent, or $78.9 million, from 2016.  Included in net revenue were product sales of $522.3 million on a volume of 2.72 million metric tons of wood pellets during 2017, as compared to $444.5 million on a volume of 2.35 million metric tons in 2016.  The increase was attributable to greater sales volumes, primarily relating to tons sold under the off-take contract acquired as part of our acquisition (the “Sampson Drop-Down”) of Enviva Pellets Sampson, LLC (“Sampson”).

Gross margin was $78.8 million for full-year 2017, as compared to $76.8 million for the corresponding period in 2016, an increase of $2.0 million.  Gross margin increased primarily due to higher sales volumes and lower production costs, partially offset by higher depreciation expense related to the Sampson plant and Wilmington terminal and higher disposal costs.  Adjusted gross margin per metric ton was $45.38 for full-year 2017, as compared to $45.55 for full-year 2016.  We generated net income of $14.4 million in 2017 compared to $13.5 million last year.

Excluding the impact of the recast of the Wilmington Drop-Down for the period prior to the Acquisition Date, net income for full-year 2017 would have been $20.6 million and adjusted EBITDA would have been $105.4 million, an increase of 26.2 percent, or $21.9 million, from 2016.  The increase in adjusted EBITDA was driven primarily by increased product sales and lower production costs as mentioned above.  Distributable cash flow, prior to any distributions attributable to incentive distribution rights paid to our general partner, would have been $70.8 million.

Fourth Quarter Financial Results

For the fourth quarter of 2017, we generated net revenue of $161.0 million, an increase of 27.3 percent, or $34.5 million, from the corresponding quarter of 2016.  Included in net revenue were product sales of $156.1 million on a volume of 805,000 metric tons of wood pellets during the fourth quarter of 2017, as compared to $121.2 million on a volume of 632,000 metric tons of wood pellets during the corresponding quarter of 2016. The increase was attributable to increased sales under our off-take contracts.

Gross margin was $25.7 million for the fourth quarter of 2017, as compared to $19.2 million for the corresponding period in 2016, an increase of $6.6 million.  Gross margin increased primarily due to higher sales volumes and lower production and raw material costs, partially offset by higher depreciation expense.  Adjusted gross margin per metric ton was $47.43 for the fourth quarter of 2017, as compared to $42.95 for the corresponding quarter of 2016.  Net income for the fourth quarter of 2017 was $7.9 million compared to net loss of $9.6 million for the fourth quarter of 2016, an increase of $17.5 million.

Adjusted EBITDA for the fourth quarter of 2017 was $31.9 million.  Distributable cash flow, prior to any distributions attributable to incentive distribution rights paid to our general partner, was $22.1 million for the quarter.

Due to the fact that the Partnership owned Wilmington in the fourth quarter of 2017, the financial results, excluding the impact of the recast for the Wilmington Drop-Down, are the same as the recast results presented in accordance with GAAP.

Distribution

As announced January 31, 2018, the board of directors of our general partner declared a distribution of $0.62 per common and subordinated unit for the fourth quarter of 2017.  This distribution is 15.9 percent higher than the distribution for the fourth quarter of 2016.  The Partnership’s distributable cash flow of $20.9 million for the fourth quarter of 2017, net of amounts attributable to incentive distribution rights, covers the distribution for the fourth quarter of 2017 at 1.28 times.  The quarterly distribution will be paid on Wednesday, February 28, 2018, to unitholders of record as of the close of business on Thursday, February 15, 2018.

Outlook and Guidance

The Partnership expects full-year 2018 net income to be in the range of $28.5 million to $32.5 million and adjusted EBITDA to be in the range of $118.0 million to $122.0 million.  The Partnership expects to incur maintenance capital expenditures of $5.0 million and interest expense net of amortization of debt issuance costs and original issue discount of $33.5 million in 2018.  As a result, the Partnership expects full-year distributable cash flow to be in the range of $79.5 million to $83.5 million, prior to any distributions attributable to incentive distribution rights paid to our general partner.  For full-year 2018, we expect to distribute at least $2.53 per common and subordinated unit.  The guidance amounts provided above do not include the impact of any additional acquisitions by the Partnership from the sponsor’s joint ventures or third parties.  Although deliveries to our customers are generally ratable over the year, the Partnership’s quarterly income and cash flow are subject to seasonality and the mix of customer shipments made, which vary from period to period.  As such, the board of directors of the Partnership’s general partner evaluates the Partnership’s distribution coverage ratio on an annual basis when determining the distribution for a quarter.

Market and Contracting Update

Our sales strategy is to fully contract the production capacity of the Partnership.  Our current capacity is matched with a portfolio of off-take contracts that has a weighted-average remaining term of 9.5 years from February 15, 2018.

The Partnership and Enviva JV Development Company, LLC, our sponsor’s new joint venture with affiliates of John Hancock (the “Second Hancock JV”), have successfully converted the previously announced memorandum of understanding into long-term take-or-pay off-take contracts for the supply of 630,000 metric tons per year (“MTPY”) of wood pellets.  The Partnership and the Second Hancock JV entered into contracts to supply 180,000 MTPY of wood pellets and 450,000 MTPY of wood pellets, respectively.  Both contracts are U.S. Dollar denominated and are expected to commence in 2022 and continue for at least fifteen years, subject to certain conditions precedent.

The Partnership also entered into a firm long-term take-or-pay off-take contract with Marubeni Corporation to supply 100,000 MTPY of wood pellets for ten years commencing in 2022 to a new power plant in Japan.

The Partnership recently entered into two additional agreements with ENGIE to sell 90,000 metric tons (“MT”) in 2018 and 585,000 MT in the aggregate from 2019 to 2023.  In addition, the Partnership previously announced it has entered into an agreement with Ørsted (formerly Dong Energy Thermal Power A/S) for the supply of an additional 200,000 MT in the aggregate from late 2018 through mid-2021, incremental to the volumes under the existing off-take contract.

Several recent developments in Europe and Asia continue to demonstrate the significant long-term demand growth expected for wood pellets:

•                  As the European Union’s proposed policy framework for further emissions reductions and increased renewable energy generation progresses, the European Parliament recently voted to increase the share of renewable energy generation to 35% by 2030, which is substantially higher than the 20% mandate for 2020 and includes a significant role for sustainably sourced biomass heat and power projects.  The European Union is expected to finalize this framework over the course of the next year.

•                  In Japan, long-term demand for imported wood pellets continues to grow as the government targets 6.0 to 7.5 gigawatts (“GWs”) of biomass-fired capacity, which represents demand for 15 to 20 million MTPY of biomass, as part of its expected power source mix for 2030.  Demand for the 2017 feed-in tariff (FiT) program for projects fueled by imported biomass significantly exceeded expectations, and the Japanese government has approved 13 GWs of biomass-fired capacity.

•                  In Germany, the coalition government has announced it will pursue a policy to reduce coal-fired generation in order to reach the country’s now legally binding 2030 carbon emissions target.  An action plan is expected to be released by the end of this year.  Certain current coal-fired combined heat and power facilities are electrical transmission system-relevant assets and important sources of thermal energy for German industrial activity.  The conversion of coal-fired power plants to biomass-fired generation has proven to be an effective complement to intermittent sources of renewable power.

•                  In the Netherlands, the government has allocated 6.0 billion euros in available funding for the spring 2018 round of the renewable incentive program, with applications due in March.  This round offers further potential allocation of funding to industrial steam projects fired with wood pellets which is anticipated to drive further market growth.

Sponsor Activity

Our sponsor announced in December 2017 that its development subsidiary entered into the Second Hancock JV to acquire, develop and construct wood pellet production plants and deep-water marine terminals in the Southeastern United States.  The new joint venture will be managed by the sponsor.  As previously announced, the Second Hancock JV completed the acquisition of a wood pellet production plant in Greenwood, South Carolina (the “Greenwood plant”), and is expected to invest incremental capital to improve the operational efficiency and increase the production of the facility.  The production of the Greenwood plant initially will be sold to the Partnership under a take-or-pay off-take contract and will continue to be exported from the Wilmington terminal.  In addition, our sponsor and John Hancock is expected to provide the Second Hancock JV with the capital needed to fund the planned development of a deep-water marine terminal at the Port of Pascagoula, Mississippi and at least two additional wood pellet production facilities, subject to certain terms and conditions.

The First Hancock JV, the existing joint venture between affiliates of our sponsor and John Hancock, will retain ownership of Enviva Pellets Hamlet, LLC, the entity constructing a 600,000 MTPY production plant in Hamlet, North Carolina (the “Hamlet plant”).  Our sponsor expects the Hamlet plant will be operational in the first quarter of 2019.  Production from the Hamlet plant is contracted to supply MGT Teesside Ltd.’s Tees Renewable Energy Plant, which currently is under construction in the United Kingdom.

“Hamlet and Greenwood represent just the most recent plants in a series of investments we and our sponsor, through the Hancock JVs, are making to meet the long-term demand of our customers in Europe and Asia,” said Keppler.  “With demand continuing to outstrip available supply, we expect to add significant drop-down inventory for the Partnership in addition to the two plants and port already under operation and construction.”

Conference Call

We will host a conference call with executive management related to our fourth-quarter and full-year 2017 results, our outlook and guidance, and a more detailed market update at 10:00 a.m. (Eastern Time) on Thursday, February 22, 2018.  Information on how interested parties may listen to the conference call is available on the Investor Relations page of our website (www.envivabiomass.com).  A replay of the conference call will be available on our website after the live call concludes.

Requests for Audited Financial Statements

The Partnership filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 with the U.S. Securities and Exchange Commission (“SEC”) on February 22, 2018.  The Partnership’s Annual Report on Form 10-K is available through its website at http://ir.envivapartners.com/sec-filings as well as on the SEC’s website at www.sec.gov. The Partnership’s security holders are entitled to receive, free of charge, copies of its complete audited financial statements by sending a request to Investor Relations, Enviva Partners, LP, 7200 Wisconsin Ave., Suite 1000, Bethesda, Maryland 20814, or by telephone at (240) 482-3856.

About Enviva Partners, LP

Enviva Partners, LP (NYSE: EVA) is a publicly traded master limited partnership that aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets.  The Partnership sells a significant majority of its wood pellets through long-term, take-or-pay agreements with creditworthy customers in the United Kingdom and Europe.  The Partnership owns and operates six plants with a combined production capacity of nearly three million metric tons of wood pellets per year in Virginia, North Carolina, Mississippi, and Florida.  In addition, the Partnership exports wood pellets through its owned marine terminal assets at the Port of Chesapeake, Virginia, and the Port of Wilmington, North Carolina and from third-party marine terminals in Mobile, Alabama and Panama City, Florida.

To learn more about Enviva Partners, LP, please visit our website at www.envivabiomass.com.

Notice

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b).  Brokers and nominees should treat 100 percent of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Non-GAAP Financial Measures

We use adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to measure our financial performance.

Adjusted Gross Margin per Metric Ton

We define adjusted gross margin as gross margin excluding asset disposals and depreciation and amortization included in cost of goods sold.  We believe adjusted gross margin per metric ton is a meaningful measure because it compares our revenue-generating activities to our operating costs for a view of profitability and performance on a per metric ton basis.  Adjusted gross margin per metric ton will primarily be affected by our ability to meet targeted production volumes and to control direct and indirect costs associated with procurement and delivery of wood fiber to our production plants and the production and distribution of wood pellets.

Adjusted EBITDA

We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, changes in the fair value of derivative instruments, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

Distributable Cash Flow

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs, debt premium and original issue discounts.  We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders.  We do not rely on distributable cash flow as a liquidity measure.

Adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow are not financial measures presented in accordance with GAAP.  We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations.  Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures.  Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures.  You should not consider adjusted gross margin per metric ton, adjusted EBITDA, or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP.  Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following tables present a reconciliation of adjusted gross margin per metric ton, adjusted EBITDA, and distributable cash flow to the most directly comparable GAAP financial measures, as applicable, for each of the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016 (Recast)	2017	2016 (Recast)
	(in thousands, except per metric ton)
Reconciliation of gross margin to adjusted gross margin per metric ton:
Metric tons sold	805	632	2,724	2,346
Gross margin	$25,721	$19,169	$78,802	$76,772
Loss on disposal of assets	1,657	707	4,899	2,386
Depreciation and amortization	10,800	7,271	39,904	27,700
Adjusted gross margin	$38,178	$27,147	$123,605	$106,858
Adjusted gross margin per metric ton	$47.43	$42.95	$45.38	$45.55

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016 (Recast)	2017	2016 (Recast)
	(in thousands)
Reconciliation of adjusted EBITDA and distributable cash flow to net income (loss):
Net income (loss)	$7,898	$(9,642)	$14,373	$13,463
Add:
Depreciation and amortization	11,246	7,279	40,361	27,735
Interest expense	8,674	6,123	31,744	16,221
Early retirement of debt obligation	—	4,438	—	4,438
Non-cash unit compensation expense	(99)	1,568	5,014	4,230
Asset impairments and disposals	2,484	10,698	5,726	12,377
Change in the fair value of derivative instruments	1,565	—	1,565	—
Transaction expenses	171	720	3,598	827
Adjusted EBITDA	31,939	21,184	102,381	79,291
Less:
Interest expense net of amortization of debt issuance costs, debt premium and original issue discount	8,388	5,570	30,297	14,329
Maintenance capital expenditures	1,483	2,429	4,353	5,187
Distributable cash flow attributable to Enviva Partners, LP	22,068	13,185	67,731	59,775
Less: Distributable cash flow attributable to incentive distribution rights	1,129	361	3,398	1,077
Distributable cash flow attributable to Enviva Partners, LP limited partners	$20,939	$12,824	$64,333	$58,698
Cash distributions declared attributable to Enviva Partners, LP limited partners	$16,337		$62,129
Distribution coverage ratio	1.28		1.04

The following tables present, in each case for the year ended December 31, 2017:

•                  our recast results prepared in accordance with GAAP, including Wilmington’s results for periods we did not own Wilmington and elimination of certain intercompany transactions; and

•                  our results excluding the results of the Wilmington Drop-Down for the period prior to the Acquisition Date.

	Year Ended December 31, 2017
	As Reported	Excluding Wilmington Drop-Down Prior to the Acquisition Date
	(in thousands)
Product sales	$522,250	$522,250
Other revenue	20,971	19,287
Net revenue	543,221	541,537
Cost of goods sold, excluding depreciation and amortization	419,616	416,251
Loss on disposal of assets	4,899	4,899
Depreciation and amortization	39,904	36,885
Total cost of goods sold	464,419	458,035
Gross margin	78,802	83,502
General and administrative expenses	30,107	28,596
Disposal of assets held for sale	827	827
Income from operations	47,868	54,079
Other expense:
Interest expense	(31,744)	(31,736)
Other expense	(1,751)	(1,750)
Total other expense	(33,495)	(33,486)
Net income	$14,373	$20,593

	Year Ended December 31, 2017
	As Reported	Excluding Wilmington Drop-Down Prior to the Acquisition Date
	(in thousands)
Reconciliation of adjusted EBITDA and distributable cash flow to net income:
Net income	$14,373	$20,593
Add:
Depreciation and amortization	40,361	37,342
Interest expense	31,744	31,736
Early retirement of debt obligation	—	—
Non-cash unit compensation expense	5,014	5,014
Asset impairments and disposals	5,726	5,726
Change in the fair value of derivative instruments	1,565	1,565
Transaction expenses	3,598	3,421
Adjusted EBITDA	$102,381	$105,397
Less:
Interest expense net of amortization of debt issuance costs, debt premium and original issue discount	30,297	30,289
Maintenance capital expenditures	4,353	4,353
Distributable cash flow attributable to Enviva Partners, LP	67,731	70,755
Less: Distributable cash flow attributable to incentive distribution rights	3,398	3,398
Distributable cash flow attributable to Enviva Partners, LP	$64,333	$67,357
Cash distributions declared attributable to Enviva Partners, LP limited partners	62,129	62,129
Distribution coverage ratio	1.04	1.08

The following table presents, in each case for the three months ended and the years ended December 31, 2017 and 2016, a reconciliation of adjusted EBITDA and distributable cash flow, each excluding the results of the Wilmington Drop-Down for the period prior to the Acquisition Date, to the most directly comparable GAAP financial measures, as applicable, for each of the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in thousands)
Reconciliation of adjusted EBITDA and distributable cash flow to net income (loss):
Net income (loss)	$7,898	$(9,642)	$14,373	$13,463
Add:
Depreciation and amortization	11,246	7,279	40,361	27,735
Interest expense	8,674	6,123	31,744	16,221
Early retirement of debt obligation	—	4,438	—	4,438
Non-cash unit compensation expense	(99)	1,568	5,014	4,230
Asset impairments and disposals	2,484	10,698	5,726	12,377
Change in the fair value of derivative instruments	1,565	—	1,565	—
Transaction expenses	171	720	3,598	827
Effect of Wilmington contribution recast	—	1,576	3,016	4,246
Adjusted EBITDA	31,939	22,760	105,397	83,537
Less:
Interest expense net of amortization of debt issuance costs, debt premium and original issue discount	8,388	6,867	30,289	15,625
Maintenance capital expenditures	1,483	2,429	4,353	5,187
Distributable cash flow attributable to Enviva Partners, LP	22,068	13,464	70,755	62,725
Less: Distributable cash flow attributable to incentive distribution rights	1,129	361	3,398	1,077
Distributable cash flow attributable to Enviva Partners, LP limited partners	$20,939	$13,103	$67,357	$61,648

The following table provides a reconciliation of the estimated range of adjusted EBITDA and distributable cash flow to the estimated range of net income, in each case for the twelve months ending December 31, 2018 (in millions):

Twelve Months Ending December 31, 2018
Estimated net income	$28.5 – 32.5
Add:
Depreciation and amortization	42.5
Interest expense	34.5
Non-cash unit compensation expense	7.0
Asset impairments and disposals	5.0
Transaction expenses	0.5
Estimated adjusted EBITDA	$118.0 – 122.0
Less:
Interest expense net of amortization of debt issuance costs, debt premium and original issue discounts	33.5
Maintenance capital expenditures	5.0
Estimated distributable cash flow	$79.5 – 83.5

Cautionary Note Concerning Forward-Looking Statements

Certain statements and information in this press release, including those concerning our future results of operations, acquisition opportunities, and distributions, may constitute “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership.  Although management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates.  The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections.  Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to:  (i) the volume and quality of products that we are able to produce or source and sell; which could be adversely affected by, among other things, operating or technical difficulties at our plants or deep-water marine terminals; (ii) the prices at which we are able to sell our products; (iii) failure of the Partnership’s customers, vendors, and shipping partners to pay or perform their contractual obligations to the Partnership; (iv) the creditworthiness of our contract counterparties; (v) the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, operating or financial difficulties suffered by our suppliers; (vi) changes in the price and availability of natural gas, coal, or other sources of energy; (vii) changes in prevailing economic conditions; (viii) our inability to complete acquisitions, including acquisitions from our sponsor, or to realize the anticipated benefits of such acquisitions; (ix) inclement or hazardous environmental hazards, including extreme precipitation and flooding; (x) fires, explosions, or other accidents; (xi) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry or power generators; (xii) changes in the regulatory treatment of biomass in core and emerging markets; (xiii) our inability to acquire or maintain necessary permits or rights for our production, transportation or terminaling operations; (xiv) changes in price and availability of transportation; (xv) changes in foreign currency exchange or interest rates, and the failure of our hedging arrangements to effectively reduce our exposure to the risks related thereto; (xvi) risks related to our indebtedness; (xvii) our failure to maintain effective quality control systems at our production plants and deep-water marine terminals, which could lead to the rejection of our products by our customers; (xviii) changes in the quality specifications for our products that are required by our customers; (xix) labor disputes; (xx) the effects of the anticipated exit of the United Kingdom (“Brexit”) from the European Union on our and our customers’ businesses; and (xxi) our ability to borrow funds and access capital markets.

For additional information regarding known material factors that could cause the Partnership’s actual results to differ from projected results, please read its filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof.  The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Statements

ENVIVA PARTNERS, LP AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2017 and 2016
(In thousands, except number of units)

	2017	2016 (Recast)
Assets
Current assets:
Cash and cash equivalents	$524	$466
Accounts receivable, net of allowance for doubtful accounts of $0 as of December 31, 2017 and $24 as of December 31, 2016	79,185	77,868
Related-party receivables	5,412	8,056
Inventories	23,536	29,936
Assets held for sale	—	3,044
Prepaid expenses and other current assets	1,006	1,979
Total current assets	109,663	121,349
Property, plant and equipment, net of accumulated depreciation of $117.1 million as of December 31, 2017 and $80.8 million as of December 31, 2016	562,330	590,916
Intangible assets, net of accumulated amortization of $10.3 million as of December 31, 2017 and $9.1 million as of December 31, 2016	109	1,371
Goodwill	85,615	85,615
Other long-term assets	2,394	2,125
Total assets	$760,111	$801,376
Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$7,554	$9,993
Related-party payables	26,398	11,472
Accrued and other current liabilities	29,363	44,531
Related-party accrued liabilities	—	382
Current portion of interest payable	5,029	4,414
Current portion of long-term debt and capital lease obligations	6,186	4,165
Total current liabilities	74,530	74,957
Long-term debt and capital lease obligations	394,831	346,915
Related-party long-term payable	74,000	—
Long-term interest payable	890	770
Other long-term liabilities	5,491	1,872
Total liabilities	549,742	424,514
Commitments and contingencies
Partners’ capital:
Limited partners:
Common unitholders—public (13,073,439 and 12,980,623 units issued and outstanding at December 31, 2017 and December 31, 2016, respectively)	224,027	239,902
Common unitholder—sponsor (1,347,161 units issued and outstanding at December 31, 2017 and December 31, 2016)	16,050	18,197
Subordinated unitholder—sponsor (11,905,138 units issued and outstanding at December 31, 2017 and December 31, 2016)	101,901	120,872
General Partner (no outstanding units)	(128,569)	(40,713)
Accumulated other comprehensive (loss) income	(3,040)	595
Total Enviva Partners, LP partners’ capital	210,369	338,853
Noncontrolling partners’ interests	—	38,009
Total partners’ capital	210,369	376,862
Total liabilities and partners’ capital	$760,111	$801,376

ENVIVA PARTNERS, LP AND SUBSIDIARIES

Condensed Consolidated Statements of Income
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016 (Recast)	2017	2016 (Recast)
Product sales	$156,108	$121,220	$522,250	$444,489
Other revenue	4,900	5,301	20,971	19,787
Net revenue	161,008	126,521	543,221	464,276
Cost of goods sold, excluding depreciation and amortization	122,830	99,374	419,616	357,418
Loss on disposal of assets	1,657	707	4,899	2,386
Depreciation and amortization	10,800	7,271	39,904	27,700
Total cost of goods sold	135,287	107,352	464,419	387,504
Gross margin	25,721	19,169	78,802	76,772
General and administrative expenses	6,770	8,423	30,107	33,098
Disposal and impairment of assets held for sale	827	9,991	827	9,991
Total general and administrative expenses	7,597	18,414	30,934	43,089
Income from operations	18,124	755	47,868	33,683
Other income (expense):
Interest expense	(8,674)	(6,107)	(31,744)	(15,643)
Related-party interest expense	—	(16)	—	(578)
Early retirement of debt obligation	—	(4,438)	—	(4,438)
Other (expense) income	(1,552)	164	(1,751)	439
Total other expense, net	(10,226)	(10,397)	(33,495)	(20,220)
Net income (loss)	7,898	(9,642)	14,373	13,463
Less net (income) loss attributable to noncontrolling partners’ interests	(40)	986	3,140	5,804
Net income (loss) attributable to Enviva Partners, LP	$7,858	$(8,656)	$17,513	$19,267
Less: Pre-acquisition loss from inception to December 13, 2016 from operations of Enviva Pellets Sampson, LLC Drop-Down allocated to General Partner	—	101	—	(3,231)
Less: Pre-acquisition income (loss) from inception to October 1, 2017 from operations of Enviva Port of Wilmington, LLC Drop-Down allocated to General Partner	32	(785)	(3,049)	(2,110)
Enviva Partners, LP partners’ interest in net income (loss)	$7,826	$(7,972)	$20,562	$24,608

Net income (loss) per limited partner common unit:
Basic	$0.25	$(0.34)	$0.65	$0.95
Diluted	$0.24	$(0.34)	$0.61	$0.91

Net income (loss) per limited partner subordinated unit:
Basic	$0.25	$(0.32)	$0.65	$0.93
Diluted	$0.25	$(0.32)	$0.65	$0.93

Weighted-average number of limited partner units outstanding:
Common — basic	14,417	13,002	14,403	13,002
Common — diluted	15,390	13,002	15,351	13,559
Subordinated — basic and diluted	11,905	11,905	11,905	11,905

ENVIVA PARTNERS, LP AND SUBSIDIARIES

Consolidated Statements of Cash Flows
Years ended December 31, 2017 and 2016

(In thousands)

	2017	2016 (Recast)
Cash flows from operating activities:
Net income	$14,373	$13,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,361	27,735
Amortization of debt issuance costs, debt premium and original issue discount	1,448	1,893
Impairment of inventory	—	890
Impairment of assets held for sale	—	9,991
General and administrative expense incurred by the First Hancock JV prior to Enviva Pellets Sampson, LLC Drop-Down	—	2,343
General and administrative expense incurred by the First Hancock JV prior to Enviva Port of Wilmington, LLC Drop-Down	1,343	1,744
Early retirement of debt obligation	—	4,438
Loss on assets held for sale	827	—
Loss on disposal of assets	4,899	2,386
Unit-based compensation	5,014	4,230
De-designation of foreign currency forwards and options	1,593	—
Unrealized loss on foreign currency transactions	(3)	—
Change in operating assets and liabilities:
Accounts receivable, net	(1,317)	(39,218)
Related-party receivables	1,577	237
Prepaid expenses and other assets	341	768
Assets held for sale	(479)	—
Inventories	5,758	(8,411)
Other long-term assets	—	6,698
Derivatives	(1,720)	(1,284)
Accounts payable, accrued liabilities and other current liabilities	(2,331)	19,379
Related-party payables	15,733	3,625
Accrued interest	(1,330)	4,433
Deferred revenue and deposits	—	(486)
Other long-term liabilities	1,008	950
Net cash provided by operating activities	87,095	55,804
Cash flows from investing activities:
Purchases of property, plant and equipment	(28,744)	(112,887)
Proceeds from the sale of property, plant and equipment	143	1,763
Net cash used in investing activities	(28,601)	(111,124)
Cash flows from financing activities:
Principal payments on debt and capital lease obligations	(82,954)	(204,216)
Principal payments on related-party debt	—	(3,391)
Cash paid related to debt issuance costs	(540)	(6,390)
Distributions to sponsor	—	(5,002)
Proceeds from common unit issuance under At-the-Market Offering Program, net	1,938	9,300
Distributions to unitholders, distribution equivalent rights and incentive distribution rights holder	(64,325)	(51,376)
Proceeds from debt issuance	131,952	349,500
Distribution to sponsor related to Enviva Pellets Sampson, LLC Drop-Down	—	(139,604)
Proceeds from contributions from the First Hancock JV prior to Enviva Pellets Sampson, LLC Drop-Down	—	61,972
Distributions to sponsor related to Enviva Port of Wilmington, LLC Drop-down	(55,929)	—
Contributions from sponsor related to Enviva Pellets Sampson, LLC Drop-Down	1,652	—
Proceeds from contributions from the First Hancock JV prior to Enviva Port of Wilmington, LLC Drop-Down	9,965	43,574
Payment of deferred offering costs	(195)	(709)
Net cash (used in) provided by financing activities	(58,436)	53,658
Net increase (decrease) in cash and cash equivalents	58	(1,662)
Cash and cash equivalents, beginning of year	466	2,128
Cash and cash equivalents, end of year	$524	$466

ENVIVA PARTNERS, LP AND SUBSIDIARIES

Consolidated Statements of Cash Flows (continued)
Years ended December 31, 2017 and 2016

(In thousands)

	2017	2016 (Recast)
Non-cash investing and financing activities:
The Partnership acquired property, plant and equipment in non-cash transactions as follows:
Property, plant and equipment acquired included in accounts payable and accrued liabilities	$2,653	$14,255
Property, plant and equipment acquired under capital leases	1,956	1,753
Property, plant and equipment transferred from inventories	226	926
Transfer of Enviva Pellets Wiggins, LLC assets to assets held for sale	—	13,035
Related-party long-term debt transferred to third-party long-term debt	—	14,757
Third-party long-term debt transferred to related-party long-term debt	—	3,316
Deferred consideration to sponsor included in long-term related-party payable	74,000	—
Retained matters from the First Hancock JV included in related-party receivables	585	—
Distributions included in liabilities	741	955
Application of short-term deposit to fixed assets	258	—
Debt issuance costs included in accrued liabilities	—	139
Depreciation capitalized to inventories	(427)	344
Due from the First Hancock JV for Enviva Pellets Sampson, LLC Drop-Down	—	1,652
Non-cash capital contribution from the First Hancock JV prior to Enviva Pellets Sampson Drop-Down	—	8,230
Non-cash capital contributions from the First Hancock JV prior to Enviva Port of Wilmington, LLC Drop-Down	—	393
Supplemental information:
Interest paid	$31,513	$11,191

Investor Contact:

Raymond Kaszuba
(240) 482-3856
ir@envivapartners.com